UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Horizons ETF Trust I

(Exact Name of Registrant as Specified in Its Charter)

c/o Horizons ETF Management (US) LLC

1 Landmark Square, 7th Floor

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Delaware (State of Incorporation or Organization)	46-1782023 (I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Horizons Cadence Hedged US Dividend Yield ETF	Cboe BZX Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[ ]

Securities Act of 1933 and Investment Company Act of 1940 registration statement file numbers to which this form relates: 333-183155; 811-22732.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value (“Shares”), of the following series, Horizons Cadence Hedged US Dividend Yield ETF (the “Fund”) of Horizons ETF Trust I (the “Registrant”) to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act File No. 333-183155; Investment Company Act File No. 811-22732), as filed with the Securities and Exchange Commission, which description is incorporated by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Name of Fund	I.R.S. Employer Identification No.
Horizons Cadence Hedged US Dividend Yield ETF	82-3575433

Item 2. Exhibits

Registrant’s Certificate of Trust, incorporated by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on August 8, 2012.

Registrant’s Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(1)(B) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on September 4, 2013.

Registrant’s Bylaws, incorporated by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on September 4, 2013

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HORIZONS ETF TRUST I

Date: February 7, 2018	By:	/s/ Garrett K. Paolella
Garrett K. Paolella
President

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